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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 15 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): September 9, 1998

                         Commission file number: 1-12529

                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)

                OHIO                                                                        31-1282391
       (State of incorporation                                                           (I.R.S. Employer
          or organization)                                                              Identification No.)
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                     6189 MEMORIAL DRIVE, DUBLIN, OHIO 43017
          (Address of principal executive offices, including zip code)

                                 (614) 793-9356
              (Registrant's telephone number, including area code)
ITEM 5.

   NETMED, INC. Announces Debenture Holders to Convert to Equity

On September 9, 1998 NetMed, Inc., announced that it had reached agreement with the holders of its outstanding 6 percent convertible debentures ($1,400,000 principal) to exchange them for a new issue of 6 percent convertible preferred stock. The debenture holders also agreed to temporarily eliminate all conversions into and sales of NetMed common stock until the price of NetMed's common stock exceeds $1.00 per share. Closing of the exchange is subject to negotiation of a definitive exchange agreement and related documentation, as well as the filing and effectiveness of a registration statement covering resales of the conversion shares. It is anticipated that the closing will occur by the end of September.

"This significant agreement with the holders of our debentures will instantly improve our balance sheet, significantly increase shareholder equity, and allow us a clear field to improve the share price of NetMed common stock," stated
David J. Richards, NetMed President and CEO. "The Company will undertake steps to communicate the value of its technologies to the investment community."

The Company believes that the debenture holders' willingness to convert to equity is further evidence that the Company can remain in business into the foreseeable future. The agreement follows the recent announcement of the closing of a private placement generating $491,000 for the further development of the Company's oxygen concentrator and the purchase by officers of NetMed common shares in the open market.

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The preferred stock will be convertible into common shares of the Company at the same terms as contained in the debenture agreement. As was the case with the interest on the debentures, dividends are payable in cash or common shares of the Company at the option of the Company.

NetMed, Inc. is engaged in the business of acquiring, developing and marketing medical and health-related technologies. The Company, through its OxyNet subsidiary, is developing a ceramic oxygen concentrator for use in the home healthcare market, and is pursuing other markets for its ceramic technologies.

The Company's current revenues are currently derived principally from the marketing of the PAPNET(R) Testing System, an advanced computerized test that pinpoints and magnifies pre-cancerous cells on conventionally prepared Pap smears. PAPNET is currently in FDA trials for clearance as a primary screener or all types of Pap smears in the United States. The Company recently announced that the PAPNET testing system was been approved as a primary screening device in Canada. The PAPNET testing system is in use as a primary screening system in several European countries.


Statements in this release which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products (including the PAPNET(R) Testing System and the OxyNet(R) oxygen concentration device), are forward-looking statements. The words "believe,"
"expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's current reliance on a single product marketed under license from NSI, the corresponding dependence on NSI's patents and proprietary technology, government regulation, continuing losses from operations and negative cash flow, limited marketing and sales history, the impact of third party reimbursement decisions, the challenges of research and development of new products, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized in Dublin, Ohio on this 10th day of September, 1998.



                                   By: /s/ David J. Richards
                                   -------------------------
                                   David J. Richards, President